EXHIBIT 16.1

December 8, 2015

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:	Artec Global Media, Inc.
File No. 333-186732

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated December 11, 2015 of Artec Global Media, Inc. ("the Registrant") and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Bedinger and Company